Exhibit 99.1

CORRECTING and REPLACING Ault Global Holdings Reports Third Quarter 2021 Results

CORRECTION...by Ault Global Holdings, Inc.

LAS VEGAS--(BUSINESS WIRE)-- Please replace the release dated November 19, 2021 with the following corrected version due to multiple revisions to all financial tables. Additionally, the first number of the first sentence under the "Ault Alliance" header in the "Revenues" section should read: $272,000 (instead of: $238,000). The first sentence under the "Gross margins" section should read: Gross margins were negative $36.0 million or 117.1% for the three months ended September 30, 2021 compared to 34.2% for the three months ended September 30, 2020 (instead of: Gross margins were negative $36.0 million or 117.1% for the three months ended September 30, 2021 compared to 35.3% for the three months ended September 30, 2020).

The updated release reads:

AULT GLOBAL HOLDINGS REPORTS THIRD QUARTER 2021 RESULTS

Ault Global Holdings, Inc. (NYSE American: DPW) a diversified holding company (the “Company”), today announced its financial results for the three and nine months ended September 30, 2021.

Nine months ended September 30, 2021 highlights:

•	Revenue of $44.6 million, an increase of 167% from $16.7 million in the prior nine-month period;
•	Revenue from lending and trading activities of $19.6 million due to the allocation of capital to DP Lending;
•	Revenues from our trading activities during the nine months ended September 30, 2021 included significant net gains on equity securities, including unrealized gains and losses from market price changes. These gains and losses have caused and will continue to cause, significant volatility in our periodic earnings.
•	Revenue from lending and trading activities includes an approximate $6.4 million unrealized gain from the Company’s investment in Alzamend Neuro, Inc. (Nasdaq: ALZN) (“Alzamend”), an early clinical-stage biopharmaceutical company focused on developing novel products for the treatment of neurodegenerative diseases and psychiatric disorders;
•	Revenue from cryptocurrency mining of $693,000 as the Company resumed cryptocurrency mining operations during March 2021; and
•	Net income of $1.3 million compared to a net loss of $24.7 million in the prior nine-month period.

Three months ended September 30, 2021 highlights:

•	Revenue decreased $36.5 million to negative $30.8 million from positive revenue of $5.7 million in the prior third fiscal quarter;
•	Revenue from lending and trading activities includes unrealized gains and losses and, due to stock price volatility, can result in the Company reporting negative revenue. For the three months ended September 30, 2021, the Company reported negative revenue from lending and trading activities of $(38.9) million, including a $(33.4) million unrealized loss from the Company’s investment in Alzamend;
•	Revenue from cryptocurrency mining of $272,000 as the Company resumed cryptocurrency mining operations during March 2021;
•	Net loss of $42.9 million for the quarter;
•	Positive working capital of $93.9 million;
•	Total assets of $225.7 million; and
•	Cash of $44.0 million, marketable securities of $49.9 million and other investments of $62.6 million as of September 30, 2021.

Revenues

Revenues by segment for the three months ended September 30, 2021 and 2020 were as follows:

	For the Three Months Ended September 30,		Increase
	2021	2020	(Decrease)%

Gresham Worldwide	$6,373,000	$4,329,000	$2,044,000	47%
TurnOnGreen	1,094,000	1,376,000	(282,000)	-20%
Ault Alliance:
Revenue, cryptocurrency mining	272,000	-	272,000	—
Revenue, lending and trading activities	(38,869,000)	(29,000)	(38,840,000)	133,931%
Other	336,000	—	336,000	—
Total revenue	$(30,794,000)	$5,676,000	$(36,470,000)	-643%

Gresham Worldwide (“GWW”)

GWW revenues increased by $2.0 million, or 47%, to $6.4 million for the three months ended September 30, 2021, from $4.3 million for the three months ended September 30, 2020. GWW revenue in 2021 includes $1.8 million from Relec, which was acquired on November 30, 2020. In the prior year period, revenue was constrained by working capital issues. The increase in revenue from our GWW segment for customized solutions for the military markets reflects the benefit of our improved liquidity in 2021, as we were able to allocate additional funds to our defense business to improve their ability to fulfill backlog.

TurnOnGreen

TurnOnGreen revenues decreased by $282,000 or 20%, to $1.1 million for the three months ended September 30, 2021, from $1.4 million for three months ended September 30, 2020. The decrease is primarily attributable to supply chain disruptions during the quarter.

Ault Alliance

Revenues from our cryptocurrency mining operations were $272,000 for the three months ended September 30, 2021, compared to nil for the three months ended September 30, 2020, as we resumed our cryptocurrency mining operations during the first quarter of 2021. Our decision to resume cryptocurrency mining operations in 2021 was based on several factors, which had positively affected the number of active miners we operated, including the market prices of digital currencies, and favorable power costs available at our Michigan data center.

Revenues from our lending and trading activities decreased to a loss position of $(38.9) million for the three months ended September 30, 2021, from negative revenues of $(29,000) for the three months ended September 30, 2020. Revenues from our trading activities during the three months ended September 30, 2021 included significant unrealized losses from market price changes of Alzamend’s common stock. Unrealized gain and losses have caused, and will continue to cause, significant volatility in our periodic earnings.

At September 30, 2021, the fair value of Alzamend’s common stock was $3.08, the shares’ closing price that day. Based upon the fair value of Alzamend common stock at September 30, 2021, during the three months ended September 30, 2021, we recorded an unrealized loss of $27.4 million related to our investment in Alzamend common stock. During the three months ended September 30, 2021, we recorded an unrealized loss on our investment in warrants of Alzamend of $6.0 million. Our investment in Alzamend will be revalued on each balance sheet date.

Gross margins

Gross margins were negative $36.0 million or 117.1% for the three months ended September 30, 2021 compared to 34.2% for the three months ended September 30, 2020. Our gross margins have typically ranged between 33% and 37%, with slight variations depending on the overall composition of our revenue.

Our gross margins during the three months ended September 30, 2021, were impacted by the unfavorable margins from our lending and trading activities. Excluding the effects of margin from our lending and trading activities, our adjusted gross margins for the three months ended September 30, 2021, would have been 34.7%, consistent with our historical range.

Operating expenses

Operating expenses increased to $13.8 million for the three months ended September 30, 2021, representing an increase of $10.2 million compared to $3.6 million for the three months ended September 30, 2020.

The increase in operating expenses from the three months ended September 30, 2020 is attributable to the following:

•	Research and development expenses increased by $55,000 to $524,000 for the three months ended September 30, 2021, from $469,000 for the three months ended September 30, 2020. The increase in research and development expenses is due to costs incurred at GWW related to the development of products for defense applications.

•	Selling and marketing expenses were $2.0 million for the three months ended September 30, 2021, compared to $260,000 for the three months ended September 30, 2020, an increase of $1.7 million, or 667%. The increase was the result of greater personnel costs directly attributed to an increase in sales and marketing personnel and consultants primarily at Ault Alliance related to digital marketing and digital learning. The increase is also attributable to costs incurred at TurnOnGreen to grow our selling and marketing infrastructure related to our electric vehicle charger products.

•	General and administrative expenses were $11.3 million for the three months ended September 30, 2021, compared to $2.8 million for the three months ended September 30, 2020, an increase of $8.5 million or 298%. General and administrative expenses increased from the comparative prior period, mainly due to:
o	non-cash stock compensation costs of $4.1 million;
o	the accrual of an $859,000 performance bonus related to realized gains on trading activities during the period;
o	general and administrative costs of $385,000 from Relec, which was acquired on November 30, 2020;
o	increased costs related to our Michigan data center, operated by Alliance Cloud Services; and
o	higher consulting, audit, legal and insurance costs.

The Company’s Chief Financial Officer, Kenneth S. Cragun, said, “The financial results for the third quarter of 2021 reflected significant unrealized losses from market price changes of our investments. At the end of each quarter, we value our investments in certain companies based on the trading price of their stock, which has resulted in significant volatility in both revenue and operating results over the last two quarters. On a year-to-date basis, however, we did see significant revenue growth and improved operating results, with revenue up 167% over the prior year period and net income of $1.3 million compared to a net loss of $24.7 million for the nine months ended September 30, 2020. During the third quarter of 2021, we were able to make significant investments in our BitNile subsidiary and ended the quarter with $20.4 million in Bitcoin mining equipment, which will contribute to both revenue growth and improved profitability in future periods.”

The Company’s Founder and Executive Chairman, Milton “Todd” Ault, III said, “In spite of the volatility of our quarterly financial results, we believe the future prospects for the Company are extremely promising. Quite simply, we are in a strong financial position, and we are investing for the future. We have grown assets to $225.7 million and have announced key investments in our Michigan data center and Bitcoin mining equipment. We would like to acknowledge our GWW defense team as during the third quarter of 2021 they grew revenues by 47% compared to the prior third fiscal quarter. As a holding company, we have made investments in the sectors of Bitcoin mining, data center operations, defense, electric vehicle chargers, power electronic businesses, lending and investment platform, and we continue to believe the road ahead is bright.”

Reminder - Company to hold special stockholder conference call and webcast for major corporate announcement

As previously announced, on Monday, November 22, 2021 at 6:00 a.m. Pacific time, the Company’s Executive Chairman, Milton “Todd” Ault, III and its CEO, William Horne will be hosting a conference call and webcast to discuss a major corporate announcement along with the financial performance and outlook of the Company and its subsidiaries. Joining Mr. Ault and Mr. Horne will be Kenneth Cragun, the Company’s CFO. The Company encourages all stockholders to attend this meeting, if possible.

Stockholders, investors and interested parties who desire to participate in the webcast must use the following link to register prior to 6:00 a.m. Pacific time on November 22, 2021:

https://zoom.us/webinar/register/WN_a3zZ_BmyRrK4fBqAc6-hvg

For more information on Ault Global Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.AultGlobal.com or available at www.sec.gov.

About Ault Global Holdings, Inc.

Ault Global Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, automotive, telecommunications, medical/biopharma, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. Ault Global Holding’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.AultGlobal.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.AultGlobal.com.

Contacts:

IR@AultGlobal.com or 1-888-753-2235

AULT GLOBAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2021	2020
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$44,047,000	$18,680,000
Marketable equity securities	49,931,000	2,563,000
Accounts receivable	5,115,000	3,852,000
Accounts and other receivable, related party	1,196,000	1,196,000
Accrued revenue	1,857,000	1,696,000
Inventories	3,842,000	3,374,000
Prepaid expenses and other current assets	7,987,000	2,988,000
TOTAL CURRENT ASSETS	113,975,000	34,349,000

Intangible assets, net	4,069,000	4,390,000
Goodwill	9,606,000	9,646,000
Property and equipment, net	29,550,000	2,123,000
Right-of-use assets	5,201,000	4,318,000
Investment in promissory notes, related parties	19,194,000	10,668,000
Investments in common stock and warrants, related parties	24,911,000	6,139,000
Investments in debt and equity securities	9,924,000	262,000
Investment in limited partnership	1,869,000	1,869,000
Loans receivable	5,877,000	750,000
Other investments, related parties	780,000	803,000
Other assets	765,000	326,000
TOTAL ASSETS	$225,721,000	$75,643,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$9,361,000	$10,579,000
Accounts payable and accrued expenses, related party	26,000	36,000
Operating lease liability, current	1,014,000	524,000
Revolving credit facility	-	125,000
Notes payable, net	1,697,000	4,048,000
Notes payable, related parties	-	188,000
Convertible notes payable, related party	-	400,000
Warrant liability	4,322,000	4,192,000
Other current liabilities	3,608,000	1,790,000
TOTAL CURRENT LIABILITIES	20,028,000	21,882,000

AULT GLOBAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

(Unaudited)

	September 30,	December 31,
	2021	2020
LONG-TERM LIABILITIES
Operating lease liability, non-current	4,265,000	3,855,000
Notes payable	-	336,000
Notes payable, related parties	-	52,000
Convertible notes payable	447,000	386,000

TOTAL LIABILITIES	24,740,000	26,511,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Series A Convertible Preferred Stock, $25.00 stated value per share, $0.001 par value – 1,000,000 shares authorized; 7,040 shares issued and outstanding at September 30, 2021 and December 31, 2020 (redemption amount and liquidation preference of $176,000 as of September 30, 2021 and December 31, 2020)	-	-
Series B Convertible Preferred Stock, $10 stated value per share, share, $0.001 par value – 500,000 shares authorized; 125,000 shares issued and outstanding at September 30, 2021 and December 31, 2020 (liquidation preference of $1,250,000 at September 30, 2021 and December 31, 2020)	-	-
Class A Common Stock, $0.001 par value – 500,000,000 shares authorized; 63,346,921 and 27,753,562 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	63,000	28,000
Class B Common Stock, $0.001 par value – 25,000,000 shares authorized; nil shares issued and outstanding at September 30, 2021 and December 31, 2020	-	-
Additional paid-in capital	331,886,000	171,396,000
Accumulated deficit	(120,066,000)	(121,396,000)
Accumulated other comprehensive loss	(9,631,000)	(1,718,000)
Treasury stock, at cost	(2,773,000)	-
TOTAL AULT GLOBAL HOLDINGS STOCKHOLDERS’ EQUITY	199,479,000	48,310,000

Non-controlling interest	1,502,000	822,000

TOTAL STOCKHOLDERS’ EQUITY	200,981,000	49,132,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$225,721,000	$75,643,000

AULT GLOBAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Revenue	$7,803,000	$5,705,000	$24,272,000	$16,709,000
Revenue, cryptocurrency mining	272,000	-	693,000	-
Revenue, lending and trading activities	(38,869,000)	(29,000)	19,615,000	(27,000)
Total revenue	(30,794,000)	5,676,000	44,580,000	16,682,000
Cost of revenue	5,271,000	3,736,000	16,657,000	11,085,000
Gross profit (loss)	(36,065,000)	1,940,000	27,923,000	5,597,000

Operating expenses
Research and development	524,000	469,000	1,657,000	1,372,000
Selling and marketing	1,993,000	260,000	4,740,000	893,000
General and administrative	11,292,000	2,836,000	24,376,000	8,656,000
Total operating expenses	13,809,000	3,565,000	30,773,000	10,921,000

Loss from continuing operations	(49,874,000)	(1,625,000)	(2,850,000)	(5,324,000)
Other income (expenses)
Interest income	125,000	102,000	176,000	139,000
Accretion of discount on note receivable, related party	4,210,000	-	4,210,000	-
Interest expense	(140,000)	(2,366,000)	(475,000)	(4,414,000)
Change in fair value of marketable equity securities	(750,000)	(29,000)	(705,000)	(58,000)
Realized gain on marketable securities	30,000	-	428,000	-
Gain (loss) on extinguishment of debt	-	(12,823,000)	929,000	(13,298,000)
Change in fair value of warrant liability	259,000	-	(130,000)	(6,000)
Total other income (expenses), net	3,734,000	(15,116,000)	4,433,000	(17,637,000)

Income (loss) from continuing operations before income taxes	(46,140,000)	(16,741,000)	1,583,000	(22,961,000)
Income tax (provision) benefit	3,366,000	6,000	(144,000)	18,000
Net income (loss) from continuing operations	(42,774,000)	(16,735,000)	1,439,000	(22,943,000)
Net loss from discontinued operations, net of taxes	-	-	-	(1,698,000)
Net income (loss)	(42,774,000)	(16,735,000)	1,439,000	(24,641,000)
Net loss attributable to non-controlling interest	(96,000)	-	(93,000)	-
Net income (loss) attributable to Ault Global Holdings	(42,870,000)	(16,735,000)	1,346,000	(24,641,000)
Preferred dividends	(4,000)	(3,000)	(13,000)	(10,000)
Net income (loss) available to common stockholders	$(42,874,000)	$(16,738,000)	$1,333,000	$(24,651,000)
Basic net income (loss) per common share:
Continuing operations	$(0.73)	$(1.69)	$0.03	$(3.40)
Discontinued operations	-	-	-	(0.25)
Net income (loss) per common share	$(0.73)	$(1.69)	$0.03	$(3.65)

Diluted net income (loss) per common share:
Continuing operations	$(0.73)	$(1.69)	$0.03	$(3.40)
Discontinued operations	-	-	-	(0.25)
Net income (loss) per common share	$(0.73)	$(1.69)	$0.03	$(3.65)

Weighted average basic common shares outstanding	58,987,000	9,879,000	49,714,000	6,759,000
Weighted average diluted common shares outstanding	58,987,000	9,879,000	50,145,000	6,759,000
Comprehensive loss
Net income (loss) available to common stockholders	$(42,874,000)	$(16,738,000)	$1,333,000	$(24,651,000)
Other comprehensive income (loss)
Foreign currency translation adjustment	(182,000)	44,000	(141,000)	(8,000)
Net unrealized gain (loss) on derivative securities of related party	(4,849,000)	1,561,000	(7,773,000)	1,080,000
Other comprehensive income (loss)	(5,031,000)	1,605,000	(7,914,000)	1,072,000
Total comprehensive loss	$(47,905,000)	$(15,133,000)	$(6,581,000)	$(23,579,000)

AULT GLOBAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the Nine Months Ended September 30,
	2021	2020

Cash flows from operating activities:
Net income (loss)	$1,439,000	$(24,641,000)
Less: Net loss from discontinued operations	-	(1,698,000)
Net income (loss) from continuing operations	1,439,000	(22,943,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	711,000	357,000
Amortization	296,000	252,000
Amortization of right-of-use assets	683,000	47,000
Amortization, related party	23,000	-
Interest expense – debt discount	61,000	2,379,000
(Gain) loss on extinguishment of debt	(929,000)	2,749,000
Change in fair value of warrant liability	(259,000)	-
Accretion of original issue discount on notes receivable – related party	(4,213,000)	21,000
Accretion of original issue discount on notes receivable	(366,000)	(5,000)
Increase in accrued interest on notes receivable – related party	(119,000)	-
Stock-based compensation	4,732,000	272,000
Realized losses on other investments	-	28,000
Realized gains on sale of marketable securities	(15,154,000)	(23,000)
Unrealized losses on marketable equity securities	6,353,000	132,000
Unrealized gains on equity securities – related party	(6,150,000)	(25,000)
Unrealized (gains) losses on equity securities	(2,795,000)	73,000
Changes in operating assets and liabilities:
Marketable equity securities	(34,196,000)	-
Accounts receivable	(1,270,000)	(591,000)
Accrued revenue	(166,000)	600,000
Inventories	(492,000)	(199,000)
Prepaid expenses and other current assets	(5,155,000)	(750,000)
Other assets	(407,000)	(86,000)
Accounts payable and accrued expenses	(1,073,000)	11,986,000
Accounts payable, related parties	(9,000)	(26,000)
Other current liabilities	2,210,000	408,000
Lease liabilities	(666,000)	(13,000)

Net cash used in continuing operating activities	(56,911,000)	(5,357,000)
Net cash provided by discontinued operating activities	—	1,000
Net cash used in operating activities	(56,911,000)	(5,356,000)

Cash flows from investing activities:
Purchase of property and equipment	(28,145,000)	(554,000)
Investment in promissory notes, related parties	(4,994,000)	(517,000)
Investments in common stock and warrants, related parties	(19,590,000)	(93,000)
Investment in real property, related party	(2,670,000)	-
Proceeds from sale of investment in real property, related party	2,670,000	-
Sales of marketable equity securities	430,000	144,000
Purchase of marketable equity securities	(2,144,000)	-
Proceeds from loans receivable	-	140,000
Investments in debt and equity securities	(14,287,000)	(13,000)

Net cash used in investing activities	$(68,730,000)	$(893,000)

AULT GLOBAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (continued)

	For the Nine Months Ended September 30,
	2021	2020
Cash flows from financing activities:
Gross proceeds from sales of common stock	$160,483,000	$-
Financing cost in connection with sales of equity securities	(4,952,000)	(25,000)
Proceeds from convertible notes payable	-	100,000
Proceeds from notes payable	724,000	7,122,000
Proceeds from short-term advances	-	570,000
Payments on short-term advances	-	(30,000)
Proceeds from short-term advances – related party	-	653,000
Payments on short-term advances – related party	-	(230,000)
Payments on notes payable	(2,263,000)	(289,000)
Payments on advances on future receipts	-	(762,000)
Payments of preferred dividends	(13,000)	(10,000)
Purchase of treasury stock	(2,773,000)	-
Payments on revolving credit facilities, net	(125,000)	(44,000)

Net cash provided by financing activities	151,081,000	7,055,000

Effect of exchange rate changes on cash and cash equivalents	(73,000)	(15,000)

Net increase in cash and cash equivalents	25,367,000	791,000

Cash and cash equivalents at beginning of period	18,680,000	483,000

Cash and cash equivalents at end of period	$44,047,000	$1,274,000

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$712,000	$101,000

Non-cash investing and financing activities:
Cancellation of convertible notes payable into shares of common stock	$-	$-
Cancellation of notes payable into shares of common stock	$449,000	$16,711,000
Payment of accounts payable with digital currency	$119,000	$-
Issuance of common stock in payment of liability	$-	$229,000
Cancellation of short-term advances, related party, into shares
of common stock	$-	$740,000
Issuance of notes payable and convertible notes payable in
payment of accrued expenses	$-	$420,000
Conversion of debt and equity securities to marketable securities	$2,656,000	$-
Conversion of loans to debt and equity securities	$150,000	$-
Conversion of convertible notes payable, related party, in shares
of common stock	$400,000	$-